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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
General Growth Properties, Inc.:


We consent to the incorporation by reference herein of our report dated May 8, 1998, with respect to the combined statement of revenues and certain expenses for certain retail properties of MEPC American Holdings Inc., U.K. - American Properties, Inc. and Caledonian Holding Company, Inc., wholly owned subsidiaries of MEPC plc, a United Kingdom company (the "MEPC American Group"), for the year ended September 30, 1997, which report appears in the Form 8-K/A dated June 2, 1998 of General Growth Properties, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement. Our independent auditors' report contains an explanatory paragraph indicating that the combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note B to the combined statement of revenues and certain expenses and is not intended to be a complete presentation of the MEPC American Group's revenues and expenses.



                                                       /s/ KPMG PEAT MARWICK LLP


Dallas, Texas
December 4, 1998